Exhibit 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in a registration statement on Form S-8 of our report dated August 9, 2002, on our audits of the financial statements of City Savings Financial Corporation as of and for the years ended June 30, 2002 and 2001, which is included in City Savings Financial Corporation's Form 10-KSB for the year ended June 30, 2002.




/s/   BKD, LLP


Indianapolis, Indiana
November 13, 2002